As filed with the Securities and Exchange Commission on March 17, 2004.

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

DREXLER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0176309 (I.R.S. Employer Identification No.)

1077 Independence Avenue Mountain View, California (Address of Principal Executive Offices)	94043-1601 (Zip Code)

DREXLER TECHNOLOGY CORPORATION

STOCK OPTION PLAN

(Full title of the plan)

RICHARD M. HADDOCK

Co-Chief Executive Officer

Drexler Technology Corporation

1077 Independence Avenue

Mountain View, California 94043-1601

(650) 969-7277

(Name, address and telephone number,

including area code, of agent for service)

Copy to: STEPHEN M. WURZBURG, ESQ. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value	275,000 shares	$13.095	$3,601,125	$456.26

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Company’s Common Stock on the Nasdaq National Market on March 12, 2004.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 11, 1997 (File No. 333-23091), November 4, 1997 (File No. 333-39493), October 21, 1999 (File No. 333-89473), January 19, 2001 (File Nos. 333-54018 and 54026) and October 12, 2001 (File No. 333-71548) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant (File No. 0-06377) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K, as amended for the fiscal year ended March 31, 2003;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for quarter ended June 30, 2003, September 30, 2003, and December 31, 2003;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on August 29, September 5, October 22, and December 31, 2003, and January 23 and March 17, 2004; and

(d)	The description of Registrant’s common stock contained in the Registrant’s General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

Jerald E. Rosenblum, who is Secretary of the Registrant and of counsel to Pillsbury Winthrop LLP, counsel to the Registrant, owns 9,643 shares of common stock of the Registrant.

Item 8.	Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of KPMG LLP, Independent Auditors.*

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.*

23.3	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 3).

*The audited consolidated financial statements of Registrant as of and for the year ended March 31, 2001, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated May 13, 2002. Arthur Andersen LLP has not consented to the incorporation by reference of their report on Registrant’s financial statements contained in our Form 8-K filed January 23, 2004, and our Form 10-K, as amended filed on September 30, 2003, into any prospectus associated with currently effective Registration Statements, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not so consented, persons transacting in Registrant’s securities in reliance upon such prospectus will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on March 16, 2004.

DREXLER TECHNOLOGY CORPORATION

By:	/s/ CHRISTOPHER J. DYBALL	By:	/s/ RICHARD M. HADDOCK

	Christopher J. Dyball, Co-Chief Executive Officer		Richard M. Haddock, Co-Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Haddock and Steven G. Larson, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CHRISTOPHER J. DYBALL Christopher J. Dyball	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	March 16, 2004

/s/ RICHARD M. HADDOCK Richard M. Haddock	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	March 16, 2004

/s/ STEVEN G. LARSON Steven G. Larson	Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)	March 16, 2004

/s/ JEROME DREXLER Jerome Drexler	Chairman of the Board of Directors and Director	March 16, 2004

/s/ ARTHUR H. HAUSMAN Arthur H. Hausman	Director	March 16, 2004

/s/ DAN MAYDAN Dan Maydan	Director	March 16, 2004

/s/ WILLIAM E. MCKENNA William E. McKenna	Director	March 16, 2004

/s/ WALTER F. WALKER Walter F. Walker	Director	March 16, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion Pillsbury Winthrop LLP.

23.1	Consent of KPMG, Independent Auditors.

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.3	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 3).

4